EXHIBIT 99(B)

PROXY

SUMMIT BANCSHARES, INC.

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Shareholders to be Held on October 24, 2006

The undersigned shareholder of Summit Bancshares, Inc. (“Summit”) hereby constitutes and appoints Philip E. Norwood, Bob G. Scott and Elliott Garsek and each of them, attorneys, agents and proxies with full power of substitution and resubstitution, to vote as proxy the number of shares of common stock of Summit (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Summit to be held at 4:00 p.m., local time, on Tuesday, October 24, 2006, and any adjournment thereof (the “Special Meeting”), with respect to the proposal described in the proxy statement/prospectus and the Notice of Special Meeting of Shareholders, both dated September 14, 2006, timely receipt of which are hereby acknowledged. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting, or any adjournment thereof.

Shareholders of record at the close of business on September 12, 2006 will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Special Meeting, please execute the proxy card on the reverse side and return it in the enclosed self-addressed, postage-prepaid return envelope. You may revoke your proxy at any time before its exercise by written notice to Philip E. Norwood, Chairman of the Board of Summit, or by executing and delivering a proxy bearing a later date.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote “for” any of the proposals. The proxies cannot vote these shares unless you sign and return this card. UNLESS YOU INDICATE OTHERWISE ON THE REVERSE SIDE, IF YOU SIGN AND RETURN THIS CARD, THESE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED SELF-ADDRESSED,

POSTAGE-PREPAID RETURN ENVELOPE.

(Continued, and to be executed and dated on the other side)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 24, 2006

This Proxy is Solicited by the Board of Directors

Summit’s board of directors has determined that the merger is advisable and in the best interests of Summit and its shareholders. Accordingly, Summit’s board has approved the Merger Agreement and recommends that Summit’s shareholders vote “for” approval of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting.

		FOR	AGAINST	ABSTAIN

Item 1	Proposal to approve the Merger Agreement, the Merger and the transactions contemplated thereby.	☐	☐	☐

Item 2	Proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the merger.	☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date	Shares Owned